Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 1,500,000 shares of common stock pursuant to the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan, as amended, of our report dated February 28, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of First Interstate BancSystem, Inc. for the year ended December 31, 2012.

Des Moines, Iowa

January 24, 2014